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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2001

CROWN PACIFIC PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	93-1161833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
121 SW Morrison Street, Suite 1500, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 503-274-2300

CROWN PACIFIC PARTNERS, L.P.
FORM 8-K
INDEX

Item	Description	Page
Item 5.	Other Events	2
Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits	2
	Signatures	3

Item 5. Other Events

    On August 21, 2001, Crown Pacific Partners, L.P. (the "Partnership") announced a strategic alliance with Louisiana-Pacific Corporation ("LP"). The strategic alliance involves the sale of the Partnership's Bonners Ferry, Idaho, sawmill to LP and the provision of a long-term log supply commitment from the Partnership's 250,000 acre Idaho tree farm to supply LP's mills in the northern Idaho region. The Partnership expects to close the transaction with LP by the end of the third quarter of 2001.

    Additionally, the Partnership announced that its Coeur d'Alene, Idaho and Prineville, Oregon sawmills will be closed by the end of the fourth quarter of 2001. The dispositions and closures are expected to produce net proceeds of approximately $40.0 million. Also, LP will assume lease obligations associated with the Bonners Ferry sawmill, which the Partnership estimates have a net present value of $18.0 million.

    Further details are set forth in the press release attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (c)
  Exhibits

      This list is intended to constitute the exhibit index:

    99.1
    Press release dated August 21, 2001 announcing a strategic alliance with Louisiana-Pacific Corporation and the closure of Crown Pacific Partners, L.P.'s Coeur d'Alene, Idaho and Prineville, Oregon sawmills.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 5, 2001	CROWN PACIFIC PARTNERS, L.P.
	By:	Crown Pacific Management Limited Partnership, as General Partner
	By:	/s/ RICHARD D. SNYDER
Richard D. Snyder Senior Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)

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CROWN PACIFIC PARTNERS, L.P. FORM 8-K INDEX
  Item 5. Other Events
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits